INDEPENDENT AUDITORS' REPORT

Board of Directors
Cycle-Parts.com, Inc.

I have audited the accompanying balance sheet of Cycle-Parts.com, Inc. (a development stage company), as of August 31, 1999, and the related statements of operations, stockholders' equity and cash flows for the period from inception (March 16, 1999) to August 31, 1999. These financial statements are the responsibility of the company's management. My responsibility is to express an opinion on these financial statements based on my audit in accordance with standards established by the American Institute of Certified Public Accountants.

I conducted my audit in accordance with generally accepted auditing standards. Those standards require that I plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. I believe that my audit provides a reasonable basis for my opinion.

In my opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Cycle-Parts.com, Inc. as of August 31, 1999 and the results of its operations and its cash flows for the period from inception (March 16, 1999 ) to August 31, 1999 in conformity with generally accepted accounting principles.

Kurt D. Saliger C.P.A. (Nevada State License No. 2335)
Las Vegas, Nevada
October 22, 1999


Cycle-Parts.com, Inc.
(A Development Stage Company)
BALANCE SHEET

ASSETS

CURRENT ASSETS
	Cash								                                  $  52,081
	Note Receivable						                            50,000
	Accrued Interest Receivable					                    667

TOTAL CURRENT ASSETS			                        $ 102,748

TOTAL ASSSETS			                               $ 102,748

LIABILITIES AND STOCKHOLDERS' EQUITY

CURRENT LIABILITIES
	Accounts Payable						                                0

TOTAL CURRENT LIABILITIES				                          0

LONG-TERM DEBT							                                  0

STOCKHOLDERS' EQUITY
	Common Stock, $0.01 par value
	Authorized 100,000,000 shares, issued
	And outstanding at August 31, 1999
	12,660,000 shares						                       $ 126,600

	Additional Paid In Capital					                 173,400

	Deficit Accumulated During Development Stage		 (197,252)

TOTAL STOCKHOLDERS' EQUITY			                  $ 102,748

TOTAL LIABILITIES AND	STOCKHOLDERS' EQUITY		   $ 102,748

See accompanying notes to financial statements.

Cycle-Parts.com, Inc.
(A Development Stage Company)
STATEMENT OF OPERATIONS

REVENUES								                               $  61,219
COSTS OF REVENUES						                           52,696

GROSS PROFIT						                                 8,523

OPERATING EXPENSES
	Selling, general and administrative			          207,494
	Depreciation							                                   0

TOTAL OPERATING EXPENSES			                    $ 207,494

INCOME (LOSS) FROM OPERATIONS		                 (207,494)

OTHER INCOME (EXPENSES)
	Interest income			                            	   1,719
	Interest expense	                  				               0

INCOME (LOSS) BEFORE INCOME TAXES		             (197,252)
	Income Taxes							                                   0

NET PROFIT (LOSS)				         	                 (197,252)

NET PROFIT (LOSS) PER SHARE
		- BASIC AND DILUTED			                         (0.0016)

AVERAGE NUMBER OF SHARES
	OF COMMON STOCK OUTSTANDING		                12,660,000

See accompanying notes to financial statements.

Cycle-Parts.com, Inc.
(A Development Stage Company)
STATEMENT OF STOCKHOLDERS' EQUITY

COMMON STOCK

				                     Number	 		           Additional	   (Deficit)
				                       of				             Paid In	      Accumulated
                     				Shares	   	Amount 	  Capital	      During
                                                            Development
                                                            Stage

Issued for cash
March 16, 1999	        12,660,000	  $126,600	  $173,400

(Net Loss) March 16,
1999 (Inception) to
August 31,1999	                                             ($197,252)

Balance
August 31, 1999	       12,660,000	  $126,600	  $173,400	    ($197,252)

See accompanying notes to financial statements.

Cycle-Parts.com, Inc.
(A Development Stage Company)
STATEMENT OF CASH FLOWS

CASH FLOWS FROM OPERATING ACTIVITIES

	(Net Loss)						                               ($197,252)
	Accrued Interest Receivable				                     (667)

	Net Cash (Used) In Operating Activity	  	      ($197,919)

CASH FLOWS FROM INVESTING ACTIVITIES
	Purchase of Note Receivable				                ($ 50,000)

CASH FLOWS FROM FINANCING ACTIVITIES
	Issuance of common stock for cash			            $300,000

	Net increase in cash					                       $ 52,081

	Cash, March 16, 1999					                       $307,856

	Cash, August 31, 1999				                       $ 52,081

See accompanying notes to financial statements.

Cycle-Parts.com, Inc.
 (A Development Stage Company)
NOTES TO FINANCIAL STATEMENTS

NOTE 1 - ORGANIZATION AND NATURE OF BUSINESS.

Cycle-Parts.Com, Inc., which was previously a sole proprietorship known as Internet Motorcycle Parts.Com and Ameril Sport Bikes, (collectively, the "Company"), was incorporated under the laws of the state of Florida on March 16, 1999. The Company is engaged in the business of selling original equipment manufacturer ("OEM") motorcycle parts through the Internet. All revenue is received electronically and all related inventories are drop shipped directly from the Company's suppliers.

On March 16, 1999, the Company issued 12,660,000 shares of its one cent ($.01) par value common stock for $300,000 in cash and certain services.

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES.

Accounting Method.

The Company records income and expenses on the accrual method of accounting.

Cash and Cash Equivalents.

The Company maintains a cash balance in an interest bearing bank that currently does not exceed federally insured limits. For the purpose of the statement of cash flows, all highly liquid investments with the maturity of three months or less are considered to be cash equivalents. There are no cash equivalents as of August 31, 1999.

Income Taxes.

Income taxes are provided for using the liability method of accounting in accordance with Statement of Financial Accounting Standards No. 109 (SFAS #109) "Accounting for Income Taxes." A deferred tax asset or liability is recorded for all temporary differences between financial and tax reporting. Deferred tax expense (benefit) results from the net change during the year of deferred tax assets and liabilities.

Estimates.

The preparation of the financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, disclosure of contingent assets and liabilities, and the reported amounts of revenue and expenses during the reporting period Actual results could differ from those estimates.

Loss Per Share.

Net Loss per share is provided in accordance with Statement of Financial Accounting Standards No. 128 (SFAS #128) "Earnings Per Share." Basic loss per share is computed by dividing losses available to common stockholders by the weighted average of number of common shares outstanding during the period. Diluted loss per share reflects per share amounts that would result if dilutive common stock equivalents had been converted to common stock. As of August 31, 1999, warrants have been excluded form the loss per share calculations because they would not be dilutive.

NOTE 3 - NOTE RECEIVABLE.

The Company issued a note receivable to OTC Dreamwerks, Inc. on April 20, 1999 in the amount of $50,000. The note receivable bears interest at the rate of 4% simple interest per annum. The principal and interest is payable anytime upon demand from the Company 24 months after the date of issue. The note receivable is unsecured.

NOTE 4 - STOCKHOLDERS' EQUITY.

Common Stock.

The authorized common stock of the Company consists of 100,000,000 shares of its $0.01 par value common stock.

Preferred Stock.

The Company is not authorized to issue preferred stock.

Stock Warrants.

The Company issued stock warrants to purchase 2,000,000 shares of common stock for $0.10 to various consultants.

NOTE 5 - MERGER AGREEMENT.

In May of 1999, the Company entered into a reverse merger agreement with TheInternetCorp.Net, Inc. ("TICN"). Pursuant to terms of the agreement, the Company's shareholders will be issued one share of TICN's common stock in exchange for each share of their common stock in the Company.